SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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PEOPLESOFT, INC.

(Name of Registrant as Specified In Its Charter)

ORACLE CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORACLE CORPORATION

500 Oracle Parkway

Redwood City, California 94065

Dear PeopleSoft Stockholders:

As you know, on June 9, 2003, Oracle Corporation and its wholly-owned subsidiary, Pepper Acquisition Corp., launched a tender offer to purchase for cash all outstanding shares of common stock (including the associated preferred stock purchase rights) of PeopleSoft, Inc. We initially offered to pay $16.00 per share and later increased the offer to $19.50 per share. On February 4, 2004, we raised our bid to $26.00 per share.

We are sending you the enclosed proxy statement and the accompanying BLUE proxy card because we are soliciting proxies from PeopleSoft’s stockholders to be used at PeopleSoft’s 2004 annual meeting to be held on March 25, 2004. At this annual meeting, we believe four Class II directors of PeopleSoft will be elected. In addition to soliciting proxies for the election of independent candidates we have nominated to those four positions, we are also soliciting proxies to expand the PeopleSoft Board by one seat and elect a fifth independent director.

We are seeking your support for the election of the five independent candidates we have nominated to PeopleSoft’s Board of Directors because we believe that the current directors of PeopleSoft are not acting, and will not act, in your best interests. Specifically, the PeopleSoft Board continues to refuse to meet with us to discuss the merits of the transaction, despite the fact that our offer represents a premium of approximately 19 percent over PeopleSoft’s closing price on Monday, February 3, 2004, the last trading day before our announcement of the increase in our cash tender offer to $26.00, and a premium of approximately 72 percent over PeopleSoft’s closing price on June 5, 2003, the last full trading day before we announced our original offer.

We believe the stockholders of PeopleSoft deserve truly independent representation on the PeopleSoft Board. We nominated the independent candidates named in this proxy statement based upon their achievements in corporate governance, business and finance, and we invite you to review their qualifications described herein. These candidates have no previous relationship with Oracle.

We believe that you deserve a board of directors that is answerable to you and will act in your best interests. We urge you to send a strong message to PeopleSoft that you want a board that will act in your best interests and let you have the opportunity to decide whether or not to accept our premium cash offer. The only way to send that message is by voting to elect the independent candidates named in this proxy statement.

The independent candidates nominated by Oracle believe that the stockholders—the owners of PeopleSoft—are entitled to make a decision on whether or not to accept Oracle’s offer. We believe that these independent candidates, if elected to the PeopleSoft Board, will act in your best interests. If our proposal to amend the bylaws is approved and all of the independent candidates we nominated are elected, these candidates will comprise five of the nine directors of PeopleSoft.

Whether or not you plan to attend the 2004 annual meeting, we urge you to vote for the election of the independent candidates nominated by Oracle by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope today. We urge you not to sign or return any proxy card sent to you by the Board of Directors of PeopleSoft. If you have previously signed a proxy card sent to you by the Board of Directors of PeopleSoft, you can revoke that proxy and vote for the independent candidates nominated by Oracle and for Oracle’s proposal to amend the bylaws by signing, dating and returning the enclosed BLUE proxy card in the enclosed postage-paid envelope.

Remember, if you hold your PeopleSoft shares with a brokerage firm or bank, only they can exercise voting rights with respect to your shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to vote the BLUE proxy card for the election of the independent candidates nominated by Oracle.

If you have any questions or require any assistance in executing or delivering your proxy, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free) or (212) 929-5500 (collect).

Sincerely,

Lawrence J. Ellison

Chief Executive Officer

February     , 2004

2004 ANNUAL MEETING OF STOCKHOLDERS

OF

PEOPLESOFT, INC.

PROXY STATEMENT

OF

ORACLE CORPORATION

This Proxy Statement is furnished by Oracle Corporation, a Delaware corporation (“Oracle”), in connection with its solicitation of BLUE proxies to be used at the 2004 annual meeting of stockholders of PeopleSoft, Inc., a Delaware corporation (“PeopleSoft” or the “Company”), and at any adjournments, postponements or reschedulings thereof (the “2004 Annual Meeting”). Pursuant to this Proxy Statement, Oracle is soliciting proxies from stockholders of the Company (the “Stockholders”) to amend the bylaws of PeopleSoft to expand the Company’s Board of Directors by one seat and elect five independent candidates nominated by Oracle (the “Independent Candidates”) as directors of the Company. The Company has announced that the 2004 Annual Meeting will be held on March 25, 2004. The Company has announced that the record date for determining those Stockholders who will be entitled to vote at such meeting is February 10, 2004 (the “Record Date”). The Company has not yet selected the time and location for the 2004 Annual Meeting.

This Proxy Statement and the enclosed BLUE proxy card are first being sent or given to Stockholders on or about February     , 2004. PeopleSoft’s principal executive offices are located at 4460 Hacienda Drive, Pleasanton, California 94588.

THIS SOLICITATION IS BEING MADE BY ORACLE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Oracle seeks to give the Stockholders an opportunity to elect new directors constituting a majority of the PeopleSoft Board. Oracle believes that four Class II directors will be elected at the 2004 Annual Meeting for a two-year term expiring at the 2006 annual meeting of the Company. Oracle has nominated four Independent Candidates for election to these seats. In addition, Oracle is proposing to amend the PeopleSoft bylaws to expand the PeopleSoft Board of Directors by one seat and to require that this newly created directorship (and all other newly created directorships) be elected by the Stockholders. Oracle has nominated a fifth Independent Candidate to fill this new seat. If adopted, this proposal would result in the election of a majority of PeopleSoft’s Board at the 2004 Annual Meeting. Oracle believes this newly created seat will also be a Class II director, and will also be elected at the 2004 Annual Meeting for a two-year term expiring at the 2006 annual meeting of the Company. Oracle is asking for your vote to elect four of the Independent Candidates as Class II directors and one of the Independent Candidates to fill the newly created seat.

Oracle and its wholly-owned subsidiary, Pepper Acquisition Corp. (“Pepper”), a Delaware corporation, have commenced an offer (the “Offer”) to purchase all outstanding shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company, including the associated preferred stock purchase rights (the “Rights”) issued pursuant to the First Amended and Restated Preferred Shares Rights Agreement, dated as of December 16, 1997, by and between the Company and Bank Boston, N.A., as Rights Agent, (the Common Stock and the Rights together as herein referred to as the “Shares”) at a price of $26.00 per Share, net to the seller in cash without interest. Oracle currently intends, promptly following consummation of the Offer, to seek to have the Company consummate a second-step merger or similar business combination with Pepper or another direct or indirect wholly owned subsidiary of Oracle (the “Proposed Merger”), pursuant to which each then outstanding Share (other than Shares held by Oracle or Pepper) will be converted into the right to receive an amount in cash equal to the highest price per Share paid in the Offer. The Offer currently is scheduled to expire at 12:00 midnight, Eastern Standard Time, on Friday, March 12, 2004, unless extended. The purpose of the Offer and the

Proposed Merger is for Oracle to acquire control of, and ultimately all of the outstanding equity interests in, the Company. The Offer, as the first step in the acquisition of the Company, is intended to facilitate the acquisition of all outstanding Shares. For a complete description of the terms of the Offer, including conditions of the Offer and the Proposed Merger and certain federal income tax consequences of the Offer and the Proposed Merger, Stockholders are referred to the Amended and Restated Offer to Purchase dated July 24, 2003, as amended or supplemented (the “Offer to Purchase”). Although the Independent Candidates have not given Oracle any commitments with respect to the Offer or otherwise, and Oracle has not sought any commitments from them, Oracle anticipates that the Independent Candidates will cause the PeopleSoft Board to meet with Oracle to discuss the merits of the Offer in accordance with their fiduciary duties.

Any proxy granted pursuant to this solicitation may be revoked by the person granting the proxy at any time before it is voted at the 2004 Annual Meeting. Proxies may be revoked by (i) delivering a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares or (iii) attending the 2004 Annual Meeting and voting in person (although attendance at the 2004 Annual Meeting will not in and of itself constitute a revocation of a proxy). To be effective, any written notice of revocation or subsequent BLUE proxy should be mailed to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, or hand-delivered to the Secretary of PeopleSoft at the 2004 Annual Meeting before the taking of the vote. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

If you previously voted for the incumbent nominees of the Company’s Board of Directors, you may change your vote. To change your vote, simply sign, date and return the enclosed BLUE proxy card in the accompanying postage paid envelope.

We strongly urge you to revoke any proxy card you may have returned to PeopleSoft and to vote FOR the Independent Candidates nominated by Oracle and FOR Oracle’s proposal (Proposal 5) to amend the PeopleSoft bylaws to expand the Board by one seat and elect a new independent director. Only your latest dated proxy will be counted in the votes cast at the Annual Meeting.

The quorum necessary to transact business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Abstentions, votes withheld and broker non-votes will be counted as present for purposes of determining whether a quorum is present. “Broker non-votes” are shares for which a bank, broker or other nominee holder has not received voting instructions and which the nominee holder does not have discretionary power to vote on a particular matter. We do not believe that banks, brokers or other nominee holders will have discretion to vote on any matter voted on at the 2004 Annual Meeting. Shares that are voted “For,” “Against,” “Abstain” or “Withheld” on a matter are treated as shares voted at the Annual Meeting (referred to as the “Votes Cast”) with respect to such matter. Broker non-votes are not treated as Votes Cast at the Annual Meeting.

Broker non-votes will not be counted in the election of directors and therefore will have no effect on the election since the directors are elected by a plurality of the Votes Cast. Since broker non-votes are not counted as Votes Cast at the Annual Meeting, they will have no effect on the other matters presented for a vote because those matters require the majority of the Votes Cast to be approved. In all matters other than the election of the directors, abstentions will be treated as a vote against a proposal, and will have the same effect as a negative vote.

According to PeopleSoft’s public filings, there were [            ] shares of Common Stock outstanding on [            ], 2004. Stockholders are entitled to one vote per share.

THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

IMPORTANT

ELECTION OF THE INDEPENDENT CANDIDATES NOMINATED BY ORACLE WILL BE AN IMPORTANT STEP IN ALLOWING YOU THE OPPORTUNITY TO RECEIVE THE CONSIDERATION TO BE RECEIVED BY STOCKHOLDERS PURSUANT TO THE OFFER AND THE PROPOSED MERGER.

HOWEVER, YOU MUST TENDER YOUR SHARES PURSUANT TO THE OFFER AND ALL THE CONDITIONS TO THE OFFER MUST BE SATISFIED OR WAIVED BEFORE YOU CAN RECEIVE THE CASH PRICE TO BE PAID FOR SHARES PURSUANT TO THE OFFER. YOUR VOTE FOR THE ELECTION OF THE INDEPENDENT CANDIDATES NOMINATED BY ORACLE AS DIRECTORS DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE OFFER.

IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE INDEPENDENT CANDIDATES NOMINATED BY ORACLE BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

What are we asking you to vote for?

Oracle is asking you to vote to:

•	replace the Company’s four incumbent Class II directors with independent directors who have indicated they will act in your best interests in accordance with their fiduciary duties; and

•	amend the Company’s bylaws to expand the Board and elect a fifth independent director.

Please see “Proposal 1—Election of Directors” and “Proposal 5—Oracle’s Proposal to Amend the Bylaws and Elect Oracle’s Fifth Independent Candidate as a New Director” for a complete description of the actions we are proposing.

Who are the Independent Candidates that Oracle has nominated to the four Class II board seats up for election?

Oracle proposes that Richard L. Clemmer, Roger Noall, Laurence E. Paul and Artur Raviv be elected as Class II directors of the Company. These nominees are independent persons not affiliated with Oracle or the Company. They are highly qualified individuals who are committed to maximizing value for Stockholders.

What is Oracle’s bylaw proposal?

Oracle proposes to amend the Company’s bylaws to provide (i) that only the Stockholders may fill newly created directorships and (ii) that the Company’s Board be expanded by one seat. Oracle has also proposed that Duke K. Bristow be elected to fill the newly created board seat. Like the other Independent Candidates, Mr. Bristow is an independent, highly qualified person not affiliated with Oracle or PeopleSoft.

Why is Oracle proposing to amend the bylaws?

Oracle seeks to give the Stockholders an opportunity to vote in new directors constituting a majority of the PeopleSoft Board. If all the Independent Candidates are elected to the PeopleSoft Board, including the fifth candidate pursuant to Oracle’s proposal to amend PeopleSoft’s bylaws, the Independent Candidates can, subject to and in accordance with their fiduciary duties to PeopleSoft and the Stockholders, cause the PeopleSoft Board to eliminate the obstacles to the Offer and Proposed Merger and allow the Stockholders to decide whether to accept the Offer at $26.00 per share.

Why are we soliciting your vote?

Oracle is soliciting your vote because Oracle believes that the current directors are not acting, and will not act, in your best interests. Specifically, Oracle calls your attention to the following:

•	PeopleSoft’s Refusal to Meet with Oracle to Discuss the Offer. The PeopleSoft Board has refused to meet with Oracle to discuss the merits of the Offer even though the $26.00 per share offer price represents a premium of approximately 19% over PeopleSoft’s closing price on the last trading day before Oracle announced the price increase and approximately 72% over the closing price on the last trading day before Oracle launched the original offer. The Company’s Board of Directors has rejected the Offer as inadequate on three occasions, in each case without any effort to discuss the merits of the Offer or to negotiate. The PeopleSoft Board has also refused to amend its “poison pill” rights plan or take other steps that would permit you to decide whether to accept the Offer. The Board appears to behaving as PeopleSoft CEO Craig A. Conway predicted back in June 2003 when he stated—within hours of the announcement of the Offer—that there was “no price” under which the PeopleSoft Board would recommend the Offer to Stockholders.

•	Lucrative “Golden Parachutes” for PeopleSoft Executives. The PeopleSoft Board has granted its CEO, Craig A. Conway, change of control benefits that include lucrative severance payments, accelerated vesting of stock options and restricted stock and other benefits upon a change of control. Although PeopleSoft has not provided a calculation of the aggregate value of these arrangements, based on Oracle’s offer price of $26.00 per share and a review of PeopleSoft’s public documents filed with the SEC, Oracle believes that these arrangements could result in a total CEO package valued at more than $60 million. In addition, PeopleSoft reports that he would be entitled to change of control benefits under retention bonus arrangements. The PeopleSoft Board has also extended severance benefits to a number of other senior PeopleSoft executives, including all Executive Vice Presidents and Senior Vice Presidents.

•	Unprecedent Contractual Benefits for PeopleSoft Customers at the Expense of Stockholders. After the Offer was launched PeopleSoft began providing its customers with contractual rights such that—if PeopleSoft is acquired—payments to customers ranging from two to five times the amount customers had paid to PeopleSoft could be triggered. These triggers generally relate to changes following a change of control with respect to the acquired company’s operations and products. This change of control provision, which PeopleSoft refers to as its Customer Assurance Program, or CAP, became part of PeopleSoft’s standard perpetual license agreement with customers. This extraordinary measure applies to any sale of PeopleSoft, whether to Oracle or any other company, even though the incumbent PeopleSoft Board has not placed these restrictions on its own ability to operate the PeopleSoft business. Although Oracle is firmly committed to PeopleSoft’s products and customers and has no intention of tripping these triggers, such triggers limit the flexibility of any new PeopleSoft Board or management to operate the business following a change in control. As of December 31, 2003, according to PeopleSoft’s own public statements this program could impose liabilities on the Company of up to $1.55 billion.

Oracle seeks to give Stockholders the opportunity to elect new directors constituting a majority of the PeopleSoft Board. Please see “Reasons to Vote for the Independent Candidates and Amend the Bylaws” for a more complete description of the reasons we are asking for your vote.

How does this vote affect the Oracle tender offer?

Even if the Stockholders elect the Independent Candidates, Oracle does not intend to purchase shares tendered unless the conditions to the offer are either satisfied or waived. However, although the Independent Candidates have not given Oracle any commitments with respect to the Offer or otherwise, and Oracle has not sought any commitments from them, Oracle does anticipate that the Independent Candidates will cause the PeopleSoft Board to meet with Oracle to discuss the merits of the Offer in accordance with their fiduciary duties to PeopleSoft and the Stockholders. If such a meeting is arranged, Oracle will ask the PeopleSoft Board to remove the impediments to the Offer so that Stockholders can decide whether or not to accept the Offer.

What needs to happen for Oracle to complete its tender offer?

Certain conditions need to be met in order for Oracle to complete its tender offer.

•	First, Stockholders must validly tender a majority of the outstanding shares of the Company before the expiration of the Offer on March 12, 2004.

•	Second, the Company’s Board of Directors needs to redeem the preferred stock “poison pill” purchase rights or these rights need to be deemed invalid or otherwise inapplicable to the tender offer.

•	Third, the Company must take the steps necessary to make the anti-takeover provisions of Section 203 of the Delaware General Corporation Law inapplicable to the Proposed Merger, as permitted by Delaware law.

•	Fourth, all antitrust waiting periods imposed by regulatory laws or agencies must have expired or terminated.

When all these conditions and the other customary conditions listed in Oracle’s tender offer statement are either satisfied or waived, then Oracle will complete its tender offer.

If you elect the Independent Candidates, are you agreeing to the sale of PeopleSoft to Oracle?

No, your vote for the election of the Independent Candidates does not obligate you to tender your shares. The Independent Candidates are independent persons who are committed to acting in your best interests and maximizing value for the Stockholders. Although the Independent Candidates have not given Oracle any commitments with respect to the Offer or otherwise, and Oracle has not sought any commitments from them, Oracle anticipates that the Independent Candidates will cause the PeopleSoft Board to meet with Oracle to discuss the merits of the Offer in accordance with their fiduciary duties.

What other matters are before the Stockholders at the 2004 Annual Meeting?

At the 2004 Annual Meeting, the Stockholders will be asked to consider the following matters:

PROPOSAL 1.    Election of four Class II directors.

PROPOSAL 2.    Ratification of the appointment of KPMG LLP as PeopleSoft’s independent auditors.

PROPOSAL 3.    A Stockholder proposal that the Company’s Board of Directors adopt a policy of expensing stock options.

PROPOSAL 4.    A Stockholder proposal that the bylaws of the Company be amended to provide that 75% of future equity compensation of senior executives be performance-based and that all such compensation be fully disclosed to stockholders.

PROPOSAL 5.    Oracle’s proposal to amend the Company’s bylaws to provide that (i) the Stockholders fill all newly created directorships and (ii) the Company’s Board of Directors be expanded by one seat, to a total of nine members. The proposal also provides for the election of Duke K. Bristow to the newly created seat.

Oracle urges you to return the BLUE proxy card and vote in favor of the Independent Candidates nominated to fill the four Class II board seats up for election with regard to Proposal 1, and in favor of Oracle’s Proposal 5 to amend the bylaws, expand the Board and add a new director.

Oracle has no recommendation with respect to Proposals 2, 3 and 4.

Who can vote at the 2004 Annual Meeting?

If you own PeopleSoft Common Stock at the close of business on February 10, 2004, you have the right to vote for the Independent Candidates nominated by Oracle, for Oracle’s bylaw proposal, and on all other matters presented at the 2004 Annual Meeting.

How many shares must be voted in favor of the Independent Candidates to elect them?

Assuming a quorum is present at the meeting, the four Class II nominees who receive the most votes will be elected. In order to approve Oracle’s proposal to amend the bylaws and elect Oracle’s fifth Independent Candidate, the affirmative vote of a majority of Votes Cast will be required.

What should you do to vote for the Independent Candidates?

Sign, date and return the enclosed BLUE proxy card today to Oracle c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 in the envelope provided.

Whom should you call if you have questions about the solicitation?

Please call our proxy solicitor MacKenzie Partners toll free at (800) 322-2885 or collect at (212) 929-5500.

THE INDEPENDENT CANDIDATES

At the 2004 Annual Meeting, Oracle will propose that Richard L. Clemmer, Roger Noall, Laurence E. Paul and Artur Raviv be elected as Class II directors. If elected, each of these Independent Candidates will hold office until the Company’s 2006 annual meeting and until his or her successor is elected and qualified or until his death, resignation, retirement or removal. As discussed in Proposal 5, the fifth Independent Candidate, Duke K. Bristow, will be proposed by Oracle to fill the newly created directorship if the stockholders approve Oracle’s proposal to amend the bylaws. Oracle believes this new director will be a Class II director. If the new director is determined to be a Class I director, he will serve until the Company’s 2005 annual meeting or until his death, resignation, retirement or removal.

Each Independent Candidate has agreed, upon election to the PeopleSoft Board of Directors, to exercise his independent judgment in accordance with his fiduciary duties in all matters that come before the PeopleSoft Board of Directors.

The Independent Candidates have furnished the following information regarding their principal occupations and certain other matters:

Duke K. Bristow, age 46, has been an economist at the UCLA Anderson School of Management since July 1998. Dr. Bristow directs the corporate governance program at UCLA Anderson School of Management, and he chairs the Annual Corporate Governance Conference. He is also a director of Arena Pharmaceuticals, Inc. and serves as chairman of its audit committee, chairman of its governance and nominating committee and a member of its compensation committee.

Richard L. Clemmer, age 52, has been President of Venture Capital Tech LLC, a technology venture capital firm, since mid 2003. Between May 2001 and January 2003, he held a number of Board and executive positions at PurchasePro.com, Inc., a provider of electronic procurement and strategic sourcing solutions. Between 1996 and May 2001, Mr. Clemmer was Executive Vice President, Finance and Chief Financial Officer of Quantum Corp., which was a provider of hard disk drives and other storage solutions. Mr. Clemmer is also a director of Agere Systems, and is chairman of Agere’s audit committee.

Roger Noall, age 68, worked for KeyCorp, a bank holding company from 1994 until his retirement in 2000, serving in a number of executive positions, including Senior Executive Vice President and Chief Administrative Officer from 1994 until 1997. Mr. Noall is also a director of Alleghany Corporation, and is chairman of its nominating and corporate governance committee and serves on its compensation committee. Mr. Noall is Chairman of the Board of The Victory Portfolios, The Victory Variable Insurance Funds and The Victory Institutional Funds.

Laurence E. Paul, age 39, is a Managing Principal of Laurel Crown Capital, LLC, a private equity investment firm. He has been employed by Laurel Crown and its predecessor since 2001. From September 2000 to February 2001, he was a Managing Director at Credit Suisse First Boston, an investment bank. From April 1994 to September 2000, he worked for Donaldson, Lufkin & Jenrette, an investment bank, in a number of positions, most recently as Managing Director. Dr. Paul is a director of Ampco-Pittsburgh Corporation and Biovail Corporation. At Biovail, Dr. Paul is a member of the audit and compensation committees.

Artur Raviv, age 57, has been a professor at the Kellogg School of Management, Northwestern University, a private university, since 1981 and is the Alan E. Peterson Distinguished Professor of Finance.

Each of the Independent Candidates has agreed to be named in this proxy statement and to serve as a director of the Company, if elected. Oracle does not expect that any of the Independent Candidates will be unable to stand for election or serve as a director, but if any vacancy in the slate of the Independent Candidates nominated by Oracle occurs for any reason (including if the Company makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Independent Candidates), the shares represented by the enclosed BLUE proxy card will be voted for a substitute candidate nominated by Oracle in compliance with the rules of the Securities and Exchange Commission (“SEC”) and any other applicable law.

Compensation of PeopleSoft Directors

If elected to the PeopleSoft Board, the Independent Candidates will not receive any compensation or indemnification from Oracle for their service as directors of PeopleSoft.

According to publicly available information as of the date of this Notice, if the Independent Candidates are elected as directors of PeopleSoft, as non-employee directors they would receive from PeopleSoft an annual retainer of $30,000 plus $5,000 for each committee membership (with an additional $5,000 paid for service as a chairman of a committee). In addition to cash compensation, pursuant to guidelines established by the PeopleSoft Board of Directors, each non-employee director automatically receives an initial stock option grant upon joining the PeopleSoft Board as well as additional options annually for continued service. The initial option grant is 60,000 shares, which vests over a period of four years. Each non-employee director also receives a quarterly option grant of 6,250 shares, or 25,000 shares per year. The quarterly grants become fully vested one year after the date of grant. The exercise prices of options granted to non-employee directors are set at the market value of the underlying stock on the date of grant. Each of the Independent Candidates, if elected, would be indemnified by the Company for service as a director to the same extent indemnification is provided to other directors under PeopleSoft’s Restated Certificate of Incorporation. In addition, Oracle believes that upon election, the Independent Candidates would be covered by PeopleSoft’s officer and director liability insurance, if any, and be entitled to any other benefits made available to directors by PeopleSoft.

According to PeopleSoft’s filings with the SEC, since June 2003 each director other than its Chief Executive Officer, Craig A. Conway, has received a payment of $7,500 per month in connection with increased activities resulting in part from the Offer and will be paid $1,500 per day when attending or preparing for legal proceedings involving PeopleSoft. Oracle is not able to determine whether these payments will continue in 2004 or if the Independent Candidates, if elected to the PeopleSoft Board, would receive these payments. In addition, PeopleSoft has disclosed other payments made to Aneel Bhusri, a director and former employee, received approximately $621,000 in compensation resulting from the exercise of stock options and a distribution of approximately $2,000 from his 401(k) plan account, both of which related to his former service as an employee prior to the termination of his employment with PeopleSoft in 2002. PeopleSoft has also disclosed that it paid $12,000 to David Duffield, a director and employee working on special projects during 2003.

PeopleSoft also disclosed in a filing with the SEC that in 2003 the Company paid Mr. Conway an aggregate of $3.3 million in salary and bonus and granted him options to purchase 1.5 million shares of PeopleSoft. In addition, PeopleSoft stated that as of December 31, 2003 he held unvested shares pursuant to restricted stock awards valued at $11.4 million. Mr. Conway is also entitled to severance pay and accelerated vesting of stock options and restricted stock awards under certain circumstances. If Mr. Conway is involuntarily terminated other than for cause, or if Mr. Conway voluntarily terminates his employment with PeopleSoft for good reason, the vesting of his stock options and restricted stock will be accelerated to the same extent as such options or restricted stock would have vested had Mr. Conway remained employed by PeopleSoft for an additional twenty-four months. However, the shares of restricted stock, which were granted to Mr. Conway in February 2002, are not subject to accelerated vesting upon termination of his employment, but instead vest pro rata based on the number of months from the date of grant through the date of termination. Mr. Conway would also be entitled to severance equal to two years’ base salary plus target bonus. In the event of a change of control, Mr. Conway’s unvested stock options will become fully vested and exercisable and his unvested restricted stock will also fully vest. If the vesting of Mr. Conway’s restricted stock cannot be accelerated as described above, PeopleSoft will make a cash payment equal to the fair market value of the unvested restricted stock owned by Mr. Conway on the date of termination of employment or on the date of the change of control, as applicable, reduced by the purchase price, if any, that has not been paid for such restricted stock. PeopleSoft has not provided a calculation of the aggregate value of Mr. Conway’s benefits. However, based on Oracle’s offer price of $26.00 per share, a review of the employment agreement between Mr. Conway and PeopleSoft and his current restricted stock and option holdings, Oracle believes that these arrangements could result in Mr. Conway recognizing value of more than $60 million in a combination of cash severance, the value of restricted stock and option gains. If these arrangements were valued on a Black-Scholes basis the value of such arrangements could be considerably greater.

All information regarding PeopleSoft’s director compensation and benefits arrangements set forth in this proxy statement is derived solely from PeopleSoft’s public filings.

None of the Independent Candidates nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of PeopleSoft, or is subject to any arrangement described in Item 402 of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended.

Other than as described herein, Oracle is not aware of any other arrangements pursuant to which non-employee directors of PeopleSoft were to be compensated for services as a director during PeopleSoft’s last fiscal year.

Arrangements between Oracle and the Independent Candidates

Oracle has agreed, pursuant to a nomination agreement with each of its nominees (the “Nomination Agreements”), to pay each Independent Candidate $30,000 in consideration of his service as an Independent Candidate, and will reimburse each Independent Candidate for reasonable expenses incurred in performance of his responsibilities as an Independent Candidate, as well as paying the expenses of an independent legal counsel selected collectively by and acting for the Independent Candidates. Oracle has also agreed to indemnify each Independent Candidate from and against any and all expenses, damages, losses or similar amounts payable arising out of any action, suit or proceeding asserted against or incurred by such Independent Candidate in his capacity as a nominee for election to the Board of Directors of People Soft, or arising out of or related to his status as a nominee for election to the Board of Directors of PeopleSoft. Oracle will not be required to indemnify an Independent Candidate: (a) except to the extent the aggregate amount of indemnifiable claims exceeds any indemnification and insurance, if any, provided by PeopleSoft and (b) in respect of acts or omissions which involve intentional misconduct or a knowing violation of the law by the Independent Candidate.

Additional Information Concerning the Independent Candidates

The Independent Candidates have also furnished additional miscellaneous information located in Annex A of this proxy statement as required by the SEC.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

According to publicly available information, the Company’s Board of Directors currently consists of eight members divided into two classes. Each member of a class of directors holds office until the second annual meeting next succeeding his or her election and until his or her successor is elected or until his or her death, resignation, retirement or removal. Four Class II directors will be elected at the 2004 Annual Meeting for terms of two years. According to publicly available information, the terms of office of the following four Class II directors will expire at the 2004 Annual Meeting: A. George “Skip” Battle, Craig A. Conway, Frank J. Fanzelli, Jr. and Cyril J. Yansouni.

At the 2004 Annual Meeting, Oracle will propose that Richard L. Clemmer, Roger Noall, Laurence E. Paul and Artur Raviv be elected as Class II directors. If elected, each of these Independent Candidates will hold office until the Company’s 2006 annual meeting and until his or her successor is elected and qualified or until his death, resignation, retirement or removal. For information on the Independent Candidates nominated to fill the Class II board seats up for election, please see “The Independent Candidates.”

Each Independent Candidate has agreed, upon election to the PeopleSoft Board of Directors, to exercise his independent judgment in accordance with his fiduciary duties in all matters that come before the PeopleSoft Board of Directors.

The incumbent PeopleSoft Board has denied Stockholders the ability to consider the Offer by refusing to meet with Oracle to discuss the merits of the Offer and refusing to amend its “poison pill” rights plan or take other steps that would permit you to decide whether to accept the Offer. Although the Independent Candidates have not given Oracle any commitments with respect to the Offer or otherwise, and Oracle has not sought any commitments from them, Oracle anticipates that the Independent Candidates will cause the PeopleSoft Board to meet with Oracle to discuss the merits of the Offer in accordance with their fiduciary duties.

Oracle asks you to replace the Company’s four incumbent Class II directors with the Independent Candidates who have indicated they will act in your best interests.

Oracle strongly recommends a vote FOR the election of the Independent Candidates nominated to fill the four Class II board seats up for election.

PROPOSAL 5

ORACLE’S PROPOSAL TO AMEND THE BYLAWS AND

ELECT THE FIFTH INDEPENDENT CANDIDATE AS A NEW DIRECTOR

Oracle proposes at the 2004 Annual Meeting to amend the Company’s bylaws to provide (i) that only the Stockholders may fill newly created directorships and (ii) that the Company’s board be expanded by one seat. Furthermore, Oracle proposes that Duke K. Bristow be elected to fill the newly created board seat. Oracle believes that this newly created directorship will be considered a Class II directorship. If elected to Class II, Mr. Bristow will hold office until the Company’s 2006 annual meeting and until his successor is elected and qualified or until his death, resignation, retirement or removal. If, however, the new directorship is determined to be a Class I directorship, Mr. Bristow will serve until the Company’s 2005 annual meeting or until his successor is elected and qualified or until his death, resignation, retirement or removal.

If the following resolutions are approved by a majority of the shares present and entitled to vote at the meeting, the PeopleSoft Board of Directors will be expanded by one seat to a total of nine, that seat (and any future seats created by an expansion of the board) will be filled by a vote of the Stockholders and the Stockholders will immediately elect a new director to fill the newly created seat. Oracle believes these resolutions are necessary in order to provide Stockholders with an opportunity to guide the future of PeopleSoft by electing a majority of the PeopleSoft Board of Directors.

Resolutions to amend the bylaws and appoint Mr. Bristow to fill the newly created board seat are as follows:

RESOLVED, that Section 3.4 of the bylaws shall be amended to read as follows:

“3.4    RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws:

(i)    Newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the stockholders present or represented by proxy and entitled to vote at a meeting at which a quorum is present, voting together as a single class, and shall be filled at the earliest possible opportunity.

(ii)    Vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(iii)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.”

RESOLVED, that Section 3.2 of the bylaws shall be amended to read as follows:

“3.2    NUMBER OF DIRECTORS

The Board of Directors shall consist of nine (9) persons until changed by a proper amendment of this Section 3.2. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.”

RESOLVED, that Duke K. Bristow is elected a director of PeopleSoft to fill the newly created directorship resulting from the foregoing amendment to Section 3.2 of the bylaws.

Oracle strongly recommends a vote FOR Oracle’s proposal to amend the bylaws and the election of the fifth Independent Candidate as a new director.

REASONS TO VOTE FOR THE INDEPENDENT CANDIDATES

AND ORACLE’S PROPOSAL TO AMEND THE BYLAWS

Oracle urges all Stockholders to vote FOR the election of the Independent Candidates and FOR Oracle’s proposal to amend PeopleSoft’s bylaws to expand the board and elect the fifth Independent Candidate as a new director.

A VOTE FOR THE INDEPENDENT CANDIDATES AND ORACLE’S PROPOSAL TO AMEND THE BYLAWS LETS THE COMPANY KNOW THAT YOU WANT DIRECTORS WHO WILL REPRESENT THE BEST INTERESTS OF THE STOCKHOLDERS.

Oracle believes that the incumbent Board of Directors has placed the interests of the Company’s management above the interests of the Stockholders by refusing to meet with Oracle to discuss the merits of the Offer, by refusing to amend its “poison pill” rights plan to allow the Stockholders to consider the Offer and by entering into contracts that could greatly increase the cost of any sale of the Company—either to Oracle or to any other potential acquiror—thereby diminishing Stockholder value.

A VOTE FOR THE INDEPENDENT CANDIDATES AND ORACLE’S PROPOSAL TO AMEND THE BYLAWS LETS THE COMPANY KNOW THAT YOU WANT TO HAVE THE OPPORTUNITY TO CONSIDER AND ACCEPT THE OFFER.

Oracle believes that the terms of the Offer and the Proposed Merger are fair and compelling to the Stockholders. However, the existing members of the PeopleSoft Board have refused to meet with Oracle to discuss the merits of the Offer despite the fact that the $26.00 price to be paid in the Offer represents a premium of approximately 19% to the $21.89 closing price on NASDAQ on February 3, 2004, the last trading day before the announcement of Oracle’s $26.00 per share offer price, and a premium of approximately 72% to the closing price on June 5, 2003, the last trading day before the announcement of Oracle’s original $16.00 per share offer price. The PeopleSoft Board has also refused to amend its “poison pill” rights plan or take other steps that would permit you to decide whether to accept the Offer.

The Company’s Board of Directors has, however, taken affirmative steps to impose transaction costs on Oracle or any other company that may seek to acquire it.

PeopleSoft’s CEO and other executives will receive lucrative severance payments, accelerated vesting on stock options and restricted stock and other benefits upon a change of control. The PeopleSoft Board has granted its CEO, Craig A. Conway, change of control benefits that include lucrative severance payments, accelerated vesting of stock options and restricted stock and other benefits upon a change of control. Although PeopleSoft has not provided a calculation of the aggregate value of these arrangements, based on Oracle’s offer price of $26.00 per share, a review of the employment agreement between Mr. Conway and PeopleSoft and his current restricted stock and option holdings, Oracle believes that these arrangements could result in a total CEO golden parachute package of more than $60 million. If these arrangements were valued on a Black-Scholes basis the value of such arrangements could be considerably greater. In addition, PeopleSoft reports that he would be entitled to change of control benefits under retention bonus arrangements, the amount of which has not been disclosed. The PeopleSoft Board has also extended severance benefits to a number of other senior PeopleSoft executives, including all Executive Vice Presidents and Senior Vice Presidents, the amount of which has not been disclosed. These golden parachute and change of control arrangements were never presented to Stockholders for a vote.

Moreover, the Company implemented an unusual and unprecedented, program that provides financial protection for PeopleSoft customers if certain conditions are met. Under this program, PeopleSoft provides its customers with “financial protection” such that—if PeopleSoft is acquired—payments to customers ranging from two to five times the amount customers had paid to PeopleSoft could be triggered. These triggers generally relate to changes an acquiring company may make with respect to the acquired company’s operations and products. This change of control provision, which PeopleSoft refers to as its Customer Assurance Program, or CAP, became part of PeopleSoft’s standard perpetual license agreement with customers after Oracle launched the Offer. This extraordinary measure applies to any sale of PeopleSoft, whether to Oracle or any other company, even though the incumbent PeopleSoft Board has not placed these restrictions on its own ability to operate the PeopleSoft business. Although Oracle is firmly committed to PeopleSoft’s products and customers and has no intention of tripping these triggers, these triggers limit the flexibility of any new PeopleSoft Board or management to operate the business following a change in control. As of December 31, 2003, according to PeopleSoft’s own public statements this program could impose liabilities on the Company of up to $1.55 billion. This potential liability may substantially reduce the value of PeopleSoft to any potential acquiror, in turn reducing the value you would receive as a PeopleSoft Stockholder.

13.1

By voting for the Independent Candidates, Stockholders can demonstrate to the other members of the Company’s Board of Directors their support for the proposed combination of the Company and Oracle. We think the Stockholders themselves should have the right to decide whether to accept the Offer. Although the Independent Candidates have not given Oracle any commitments with respect to the Offer or otherwise, and Oracle has not sought any commitments from them, Oracle anticipates that the Independent Candidates will cause the PeopleSoft Board to meet with Oracle to discuss the merits of the Offer in accordance with their fiduciary duties.

Oracle also believes that PeopleSoft has engaged in a protracted, costly and meritless campaign to defeat the Proposed Merger on anti-trust grounds. Reviewing the merits of the Proposed Merger from a competitive standpoint is up to anti-trust regulators, not PeopleSoft. Moreover, PeopleSoft’s efforts to block the Proposed Merger on anti-trust grounds is at odds with the goal of maximizing value for Stockholders.

A VOTE FOR THE INDEPENDENT CANDIDATES AND ORACLE’S PROPOSAL TO AMEND THE BYLAWS WILL SEND A MESSAGE TO THE COMPANY THAT YOU WANT THE COMPANY TO TAKE ACTION TO ELIMINATE OBSTACLES TO THE OFFER AND ALLOW ITS STOCKHOLDERS TO DECIDE WHETHER TO ACCEPT THE OFFER AT $26.00 PER SHARE.

Even if the Stockholders elect the Independent Candidates, Oracle does not intend to consummate the Offer unless certain conditions to the Offer are satisfied. These conditions include the redemption of the Company’s “poison pill” Rights and the steps the Company must take to make the anti-takeover provisions of the Delaware General Corporation Law inapplicable to the Proposed Merger, as permitted by Delaware law. These conditions are fully described in the Offer to Purchase previously sent to Stockholders. The Company’s Board of Directors has the power to take action to eliminate these obstacles to the Offer and the Proposed Merger.

If all Independent Candidates are elected to the PeopleSoft Board, including the fifth candidate pursuant to Oracle’s proposal to amend PeopleSoft’s bylaws pursuant to Proposal 5, the Independent Candidates can, subject to their fiduciary duties to PeopleSoft and the Stockholders, cause the PeopleSoft Board to eliminate the obstacles to the Offer and Proposed Merger. If only four of the Independent Candidates are elected, the Independent Candidates can influence their fellow directors to remove the obstacles PeopleSoft has implemented since the commencement of the Offer.

YOU CAN TAKE SOME IMMEDIATE STEPS TO HELP OBTAIN THE MAXIMUM VALUE FOR YOUR SHARES:

(1)    SIGN, DATE AND RETURN YOUR BLUE PROXY CARD TODAY, VOTING FOR THE ELECTION OF THE INDEPENDENT CANDIDATES AND THE APPROVAL OF ORACLE’S PROPOSAL TO AMEND THE BYLAWS; AND

(2)    MAKE YOUR VIEWS KNOWN TO THE COMPANY’S BOARD OF DIRECTORS.

BY TAKING THESE STEPS, YOU WILL GIVE THE COMPANY’S BOARD OF DIRECTORS A CLEAR MESSAGE THAT THEY SHOULD TAKE ALL NECESSARY STEPS TO ALLOW YOU TO HAVE THE OPPORTUNITY TO RECEIVE THE CONSIDERATION TO BE RECEIVED BY STOCKHOLDERS IN THE OFFER AND THE PROPOSED MERGER.

A vote for the election of the Independent Candidates will not obligate you to tender Shares in the Offer. It will help to give the Stockholders an opportunity to decide for themselves whether to accept the Offer.

VOTING

The accompanying BLUE proxy card will be voted in accordance with your instructions.

Election of Independent Candidates to the Four Class II Board Seats.    You may vote for the slate of Independent Candidates nominated to fill the four Class II board seats up for election by marking the proper box on the enclosed BLUE proxy card. You may also withhold your vote by marking the proper box on such proxy card. You may also withhold your vote from any one or more of such Independent Candidates by marking the proper box and writing the name of any such Independent Candidate in the space provided on the BLUE proxy card. Notwithstanding the foregoing, Oracle urges you to vote for all Independent Candidates nominated by Oracle to fill the four Class II board seats up for election. If no direction is given, your shares will be voted FOR the election of such Independent Candidates.

Oracle strongly recommends a vote FOR the Independent Candidates nominated to fill the four Class II board seats up for election.

Proposal to Amend the Bylaws to Expand the Board and Elect the Fifth Independent Candidate as a New Director.    If no direction is given with respect to Proposal 5 on the enclosed BLUE proxy card, your shares will be voted FOR Oracle’s proposal to amend the bylaws and for the election of the fifth Independent Candidate.

Other Proposals to be Considered at the 2004 Annual Meeting, Including Proposals 2, 3 and 4.    The Company’s Board has sent you management’s proxy statement discussing, in addition to the election of directors, Proposals 2, 3 and 4. The affirmative vote of a majority of the Votes Cast is required to approve these proposals. Oracle has no recommendation with respect to such proposals. Oracle will vote proxies for or against Proposals 2, 3 and 4 as you direct on your BLUE proxy card, or, if no direction is indicated on your BLUE proxy card, Oracle will abstain from voting your proxy on such proposals. Abstentions will have the same effect as a vote against such proposals.

If any other matters properly come before the 2004 Annual Meeting that are not described in PeopleSoft’s proxy statement, the persons named in the enclosed form of proxy will vote such proxies as Oracle may recommend, and otherwise in the proxy holders’ discretion.

OTHER INFORMATION

Solicitation of Proxies

Oracle has retained MacKenzie Partners to assist in soliciting BLUE proxies from banks, brokers, nominees, institutions and individuals. Oracle has agreed to pay MacKenzie a fee of $[            ] for assisting Oracle in soliciting proxies for the 2004 Annual Meeting, and has agreed to reimburse MacKenzie for its reasonable out-of-pocket expenses. The agreement with MacKenzie contains customary indemnification provisions and provides for exclusive solicitation services under certain circumstances for a one-year period. MacKenzie anticipates that it will use approximately [            ] persons in its solicitation efforts. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held as of the Record Date. Oracle will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, directors, officers and employees of Oracle may solicit BLUE proxies. Information regarding directors, officers and employees of Oracle, who may assist in the solicitation of proxies is included in Annex B attached to this proxy statement. No additional compensation will be paid for such services. Solicitation may be conducted in person, by telephone, electronically or by other means of communication.

Oracle has engaged Credit Suisse First Boston LLC, referred to as CSFB, as its financial advisor to provide certain financial advisory and investment banking services, including services as Dealer Manager relating to the Offer and related matters. Neither CSFB nor any of its respective affiliates was retained by Oracle to solicit proxies for the 2004 Annual Meeting. CSFB does not admit that it or any of its directors, officers, employees, affiliates or controlling persons is a “participant,” as defined in Schedule 14A promulgated under the Exchange Act, in the solicitation of proxies for the 2004 Annual Meeting, or that Schedule 14A requires the disclosure of certain information concerning them. However, CSFB and certain of its respective directors, officers, employees, affiliates or controlling persons may assist Oracle in its solicitation as part of their broader engagement, although neither CSFB nor any such directors, officers, employees, affiliates or controlling persons will receive any fee for, or in connection with, any solicitation activities apart from the fees CSFB is otherwise entitled to receive under its engagement. Information regarding CSFB and its directors, officers, employees, affiliates or controlling persons who may assist Oracle in soliciting proxies is included in Annex B attached to this proxy statement.

All costs incidental to the solicitations of proxies on behalf of Oracle will be borne by Oracle. Total expenditures for these solicitations are estimated to be approximately $[            ]. Such costs do not include costs represented by salaries and wages of regular Oracle employees and officers. Total expenditures to date are approximately $[            ].

Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting

According to publicly available documents and under Rule 14a-8 of the Exchange Act, certain Stockholder proposals may be eligible for inclusion in the Company’s proxy statement and form of proxy. The date by which Stockholder proposals must be received by the Company so that they may be considered for inclusion in the proxy statement and form of proxy for its 2005 Annual Meeting of Stockholders is [            ], 2005 (or if the date of the 2005 Annual Meeting is changed by more than 30 days from the date of the 2004 Annual Meeting, a reasonable time before the Company begins to print and mail its proxy materials). Alternatively, under the Company’s bylaws, Stockholder proposals which a Stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by the Company by [            ], 2005 so that they may be presented at the 2005 Annual Meeting (or if the date of the 2005 Annual Meeting is changed by more than 30 days from the anniversary of the date of the 2004 Annual Meeting, by a reasonable date prior to the meeting as determined by the Board of Directors). Under the Company’s bylaws, notice of a Stockholder’s intent to nominate candidates for election as directors must be submitted not less than 120 days nor more than 180 days prior to the anniversary of the preceding Annual Meeting (unless the date of an Annual Meeting is changed by more than 30 days from the anniversary of the date of the previous Annual Meeting, in which case the deadline will be no more than 20 days after PeopleSoft’s announcement of the Annual Meeting date). Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to PeopleSoft, Inc., Attention: Corporate Secretary, at 4460 Hacienda Drive, Pleasanton, California 94588.

ORACLE CORPORATION

Dated: February     , 2004

ANNEX A

MISCELLANEOUS INFORMATION CONCERNING

THE INDEPENDENT CANDIDATES

The business address of each Independent Candidate is as follows:

Duke K. Bristow

The Anderson School at UCLA

Entrepreneurs Hall C517

110 Westwood Plaza

Los Angeles, CA 90095

Richard L. Clemmer

c/o Venture Capital Tech LLC

P.O. Box 34552

Las Vegas, NV 89133

Roger Noall

8231 Bay Colony Drive

Naples, FL 34108

Laurence E. Paul

Laurel Crown Capital LLC

1601 Cloverfield Blvd.,

Suite 200 South

Santa Monica, CA 90404

Artur Raviv

Kellogg School of Management

Northwestern University

2001 Sheridan Road

Evanston, IL 60208

None of the Independent Candidates nor their associates owns beneficially or of record any shares of common stock or other securities of PeopleSoft or its subsidiaries. Mr. Noall is Chairman of the Board of The Victory Portfolios, The Victory Variable Insurance Funds and The Victory Institutional Funds (the “Victory Funds”). In the ordinary course of business, the Victory Funds may hold securities of PeopleSoft. Mr. Noall disclaims any beneficial ownership of any PeopleSoft securities held by the Victory Funds. None of the Independent Candidates has purchased or sold any securities of PeopleSoft in the past two years. None of the Independent Candidates is, or has been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of PeopleSoft.

Oracle believes that the Independent Candidates, including any Independent Candidate elected to fill a newly created directorship, if elected will exercise their independent judgment and fiduciary duties as directors of PeopleSoft and give consideration to the tender offer for all outstanding shares of PeopleSoft Common Stock made by Oracle and Pepper pursuant to the Offer. To the extent that the election of the Independent Candidates and the proposal to amend the PeopleSoft bylaws may have an impact on the consummation of the Offer, Oracle could be considered to have an interest in the matters to be acted upon at the 2004 Annual Meeting.

Except inasmuch as the Nomination Agreements provide that Oracle will nominate the Independent Candidates for election to the PeopleSoft Board of Directors, and the Independent Candidates have acknowledged that they will exercise their independent judgment and fiduciary duties in considering all matters

A-1

ANNEX A

before the PeopleSoft Board of Directors, including the Offer, neither Oracle nor any of the Independent Candidates have any arrangement or understanding with any person with respect to any future employment by PeopleSoft or its affiliates, or with respect to any future transactions to which PeopleSoft or its affiliates may be a party.

None of the Independent Candidates has any material relationship or agreement with Oracle other than the Nomination Agreements, although certain employers or past employers of the Independent Candidates may be or have been customers of Oracle. Mr. Noall is Chairman of the Board of The Victory Funds. In the ordinary course of business, the Victory Funds may hold securities of Oracle. Mr. Noall disclaims any beneficial ownership of any Oracle securities held by the Victory Funds. Mr. Paul was a Managing Director from September 2000 to February 2001 at Credit Suisse First Boston LLC, which is serving as financial advisor to Oracle.

Except as disclosed herein, there are no arrangements or understandings between the Independent Candidates and any other party pursuant to which any such Independent Candidate was or is to be selected as a director or nominee to the Board of Directors of PeopleSoft.

There are no family relationships (as defined in Item 401(d) of Regulation S-K) between any of the Independent Candidates or between any of the Independent Candidates and any director or executive officer of PeopleSoft.

In September 2002, while Mr. Clemmer was Chairman and Chief Executive Officer of PurchasePro, having taken over for prior management and after he attempted a turnaround for PurchasePro’s business, PurchasePro filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in connection with an agreement to sell substantially all of its assets. The Independent Candidates have not been involved in any other legal proceedings in the past five years that would be required to be disclosed under Item 401(f) of Regulation S-K.

There are no material proceedings in which any of the Independent Candidates or any of their associates is a party adverse to PeopleSoft or any of its subsidiaries, or proceedings in which such nominees or associates have a material interest adverse to PeopleSoft or any of its subsidiaries. No occupation or employment was carried on by any of the Independent Candidates with PeopleSoft or any corporation or organization which is or was a parent, subsidiary or other affiliate of PeopleSoft and none of the Independent Candidates has ever served on the PeopleSoft Board of Directors.

None of the Independent Candidates, their immediate family members, any corporation or organization of which any of the Independent Candidates is an executive officer or partner, or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, or any trust or other estate in which any of the Independent Candidates has a substantial beneficial interest or serves as a trustee or in a similar capacity, has been indebted to PeopleSoft or its subsidiaries at any time since January 1, 2003, in an amount in excess of $60,000.

None of the relationships regarding the Independent Candidates described under Item 404(b) of Regulation S-K exists or has existed since January 1, 2003. There are no relationships involving any of the Independent Candidates or any of their associates, that would have required disclosure under Item 402(j) of Regulation S-K had the Independent Candidates been directors of PeopleSoft.

Except as disclosed herein, since January 1, 2003 none of the Independent Candidates nor any member of the immediate family of the Independent Candidates has any direct or indirect material interest in any transaction or series of transactions, or currently proposed transaction, to which PeopleSoft or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000. In the ordinary course of business, certain employers or past employers of the Independent Candidates may be or have been customers of PeopleSoft.

A-2

ANNEX B

PERSONS WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES

Set forth below are the names, principal business addresses and principal occupations or employment of the directors, officers, employees and other representatives of Oracle who may assist in Oracle’s solicitation of proxies in connection with the 2004 Annual Meeting, and the name, principal business and address of any corporation or other organization in which their employment is carried on. Information with respect to the Independent Candidates is included in the attached proxy statement and in Annex A thereto. To the extent any of these individuals assists Oracle in its solicitation of proxies for the 2004 Annual Meeting, these persons may be deemed “participants” under SEC rules.

Directors, Officers and Employees of Oracle

The name and principal occupation or employment of each director, officer and employee of Oracle who may be deemed a “participant” are set forth below. For each person, the principal business address is care of Oracle Corporation, 500 Oracle Parkway, Redwood City, CA 94065. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Oracle.

Name	Present Position with Oracle or Other Principal Occupation or Employment	Address of Principal Employer (if Other than Oracle)
Jeffrey Berg	Director Chairman and Chief Executive Officer of International Creative Management, Inc.

H. Raymond Bingham	Director President and Chief Executive Officer of Cadence Design Systems, Inc.	555 River Oaks Parkway Building 2 San Jose, CA 95134

Michael J. Boskin	Director The Tully M. Friedman Professor of Economics at Stanford University, Chief Executive Officer and President of Boskin & Co., Inc.	Stanford University Stanford, CA 94305

Safra A. Catz	Director and President

Daniel Cooperman	Senior Vice President, General Counsel and Secretary

Lawrence J. Ellison	Director and Chief Executive Officer

Jim Finn	Vice President, Corporate Communications

Joelle Fitzgerald	Director of Investor Relations

Hector Garcia-Molina	Director Professor, Department of Computer Science, Stanford University	Stanford University Stanford, CA 94305

Jennifer L. Glass	Vice President, External Affairs

Joseph A. Grundfest	Director The William A. Franke Professor of Law and Business at Stanford Law School	Stanford University Stanford, CA 94305

Jeffrey O. Henley	Chairman and Chief Financial Officer

Douglas Kehring	Vice President, Mergers and Acquisitions

Jack F. Kemp	Director Co-director of Empower America	1775 Pennsylvania Ave, NW 11th Floor Washington, DC 20006

ANNEX B

Name	Present Position with Oracle or Other Principal Occupation or Employment	Address of Principal Employer (if Other than Oracle)
Donald L. Lucas	Director Venture Capital Investor	3000 Sand Hill Road No. 3-210 Menlo Park, CA 94025

Charles E. Phillips, Jr.	Director and President

Other Potential Participants

Although Credit Suisse First Boston LLC does not admit that it or any of its directors, officers, employees or affiliates is a “participant” as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, or that Schedule 14A requires the disclosure of certain information concerning them, the following employees of Credit Suisse First Boston LLC may assist Oracle in the solicitation of proxies. The address of Credit Suisse First Boston LLC is Eleven Madison Avenue, New York, New York 10010.

Name	Title	Principal Business Address
Joseph E. Reece	Managing Director	Credit Suisse First Boston LLC 2121 Avenue of the Stars Fox Plaza Los Angeles, CA 90067

Edward R. Smith	Managing Director	Credit Suisse First Boston LLC 2400 Hanover Street Palo Alto, CA 94304

Anthony J. Armstrong	Director	Credit Suisse First Boston LLC 2121 Avenue of the Stars Fox Plaza Los Angeles, CA 90067

Jason DiLullo	Director	Credit Suisse First Boston LLC 650 California Street 33rd Floor San Francisco, CA 94108

Christopher K. Scarborough	Vice President	Credit Suisse First Boston LLC 650 California Street 33rd Floor San Francisco, CA 94108

Eileen V. Gamboa	Associate	Credit Suisse First Boston LLC 2121 Avenue of the Stars Fox Plaza Los Angeles, CA 90067

Jeffrey T. Pashalides	Analyst	Credit Suisse First Boston LLC 650 California Street 33rd Floor San Francisco, CA 94108

Steve T. Kim	Analyst	Credit Suisse First Boston LLC 2121 Avenue of the Stars Fox Plaza Los Angeles, CA 90067

ANNEX B

Interests of Participants and Other Potential Participants

To Oracle’s knowledge, with respect to the individuals listed above under “Directors, Officers and Employees of Oracle” or “Other Potential Participants” in this Annex B:

•	No such person is the beneficial owner, directly or indirectly, of any PeopleSoft securities.

•	No such person is the record owner of any PeopleSoft securities.

•	No such person is the beneficial owner, directly or indirectly, of any securities of any parent or subsidiary of PeopleSoft.

•	No associate of any such person is the beneficial owner, directly or indirectly, of any PeopleSoft securities.

•	No such person has purchased or sold PeopleSoft securities since February 6, 2002.

•	No such person is, or was since February 6, 2003, a party to any contract arrangements or understandings with any person with respect to any securities of PeopleSoft, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•	No such person has an arrangement or understanding with respect to any future employment by PeopleSoft or its affiliates or with respect to any future transactions to which PeopleSoft or any of its affiliates will or may be a party.

•	No associate of any such person has an arrangement or understanding with respect to any future employment by PeopleSoft or its affiliates or with respect to any future transactions to which PeopleSoft or any of its affiliates will or may be a party.

•	Since January 1, 2003, no such person nor any member of the immediate family of such person has had any direct or indirect material interest in any transaction or series of transactions, or currently proposed transaction, to which PeopleSoft or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, except that in the ordinary course of business, certain employers, past employers or companies with which such persons have been associated may be or have been customers of PeopleSoft.

ANNEX C

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF PEOPLESOFT

The following information is based solely upon Oracle’s review of PeopleSoft’s publicly available filings with the SEC. The following table sets forth as of January 16, 2004 (except as noted below), certain information with respect to the beneficial ownership of PeopleSoft’s Common Stock by (i) each person reported by PeopleSoft to own beneficially more than 5% of the outstanding shares of our Common Stock (“Principal Stockholder”), (ii) each director of PeopleSoft, (iii) each executive officer named in the Summary Compensation Table in PeopleSoft’s proxy statement, and (iv) all directors and executive officers of PeopleSoft as a group.

	Shares of Common Stock Beneficially Owned(1)
Directors, Named Executive Officers and Principal Stockholders	Number	Percentage Ownership
Named Executive Officers
Craig A. Conway (also a director)(2)(3)	4,829,702	1.34%
Guy E. Dubois(2)(3)	916,728	*
Ram Gupta(2)(3)	707,152	*
Kevin T. Parker(2)(3)	882,310	*
W. Philip Wilmington(2)(3)	870,518	*
Directors (who are not also Named Executive Officers)
A. George “Skip” Battle(2)	141,066	*
Aneel Bhusri(2)	47,375	*
David A. Duffield(4)	27,501,091	7.62%
Frank J. Fanzilli, Jr.(2)	41,250	*
Steven D. Goldby(2)	96,250	*
Michael J. Maples(2)	38,792	*
Cyril J. Yansouni(2)	113,000	*
All directors and executive officers as a group(5)	37,580,453	10.41%
Principal Stockholders
Capital Research and Management Company(6) 333 South Hope Street, 55th Floor Los Angeles, California 90071-1447	23,109,870	6.40%

*	Less than 1%
(1)	The percentage of ownership indicated is based on 361,126,373 shares of Common Stock reported by PeopleSoft outstanding as of January 16, 2004, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to such shares. Each person holds sole voting and investment power over the shares reported for him unless otherwise indicated. Shares subject to options exercisable on January 16, 2004 or within 60 days thereafter are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Includes the following numbers of shares issuable upon exercise of options that were exercisable on or within 60 days after January 16, 2004: Mr. Conway: 4,251,560; Mr. Dubois: 772,603; Mr. Gupta: 563,027; Mr. Parker: 704,529; Mr. Wilmington: 712,294; Mr. Battle: 138,000; Mr. Bhusri: 21,250; Mr. Fanzilli: 41,250; Mr. Goldby: 96,250; Mr. Maples: 29,990; and Mr. Yansouni: 113,000.
(3)	Includes the following numbers of unvested shares held subject to a forfeiture restriction pursuant to restricted stock awards: Mr. Conway: 500,000; Mr. Dubois: 144,125; Mr. Gupta: 144,125; Mr. Parker: 175,021; and Mr. Wilmington: 134,625.

C-1

ANNEX C

(4)	Mr. Duffield is also a principal stockholder. His address is c/o PeopleSoft, Inc., 4460 Hacienda Drive, Pleasanton, CA 94588. The stock shown includes 27,403,661 shares held by trusts or accounts of which Mr. Duffield is trustee or director and 97,430 shares held by Mr. Duffield’s wife. Mr. Duffield disclaims beneficial ownership of 3,485,423 shares of PeopleSoft Common Stock held in the Duffield Family Foundation, a charitable foundation.
(5)	Includes 8,547,374 shares subject to stock options held by directors and executive officers (15 persons) that were exercisable on or within 60 days after January 16, 2004, and 1,380,054 unvested shares held subject to a forfeiture restriction pursuant to restricted stock awards.
(6)	Shares beneficially owned are determined solely from information reported on a Schedule 13F dated November 14, 2003.

C-2

PRELIMINARY COPY

SUBJECT TO COMPLETION

DATED FEBRUARY 9, 2004

THIS PROXY IS SOLICITED ON BEHALF OF ORACLE CORPORATION FOR USE AT

THE ANNUAL MEETING OF SHAREHOLDERS OF PEOPLESOFT, INC.

This proxy is solicited on behalf of Oracle Corporation (“Oracle”), and not on behalf of the Board of Directors of PeopleSoft, Inc. The undersigned stockholder of PeopleSoft, Inc., a Delaware corporation (“PeopleSoft”), hereby appoints [            ] and [            ], or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of PeopleSoft, Inc. to be held on March 25, 2004 at [            ] Pacific Time, at [TBD], and at any adjournment, postponement, continuation or rescheduling thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

This proxy will be voted as directed. If no direction is indicated, the proxies named above will vote this proxy FOR the election of the candidates nominated by Oracle for Class II directors and FOR Oracle’s proposal to amend PeopleSoft’s bylaws pursuant to Proposal 5, will ABSTAIN from voting with respect to Proposals 2, 3 and 4 and will vote on such other matters as may properly come before the meeting as Oracle may recommend or otherwise in the proxies’ discretion.

This proxy revokes all prior proxies given by the undersigned with respect to the matters covered hereby.

Your vote is important. Please vote immediately.

Please mark, sign, date and return your proxy form in the enclosed postage-paid envelope.

[continued and to be signed on the reverse side]

DETACH HERE

☒	Please mark votes as in this example.

THIS PROXY IS SOLICITED ON BEHALF OF ORACLE CORPORATION.

Proposal 1: Oracle recommends a vote FOR the election of the candidates below.

1.	To elect four (4) Class II directors to serve two-year terms.

Richard L. Clemmer

Roger Noall

Laurence E. Paul

Artur Raviv

☐	FOR ALL CANDIDATES	☐	WITHHELD FROM ALL CANDIDATES

To withhold authority to vote for one or more of the Class II nominees, check the “FOR ALL CANDIDATES” box above and write the candidate(s) name(s) in the space below

For all nominees except those written above

Proposals 2, 3 and 4: Oracle has no recommendation with respect to proposals 2, 3 and 4.

	FOR	AGAINST	ABSTAIN

2. Appointment of KPMG, LLP as PeopleSoft’s independent auditors for the year ending December 31, 2004.	☐	☐	☐

3. Stockholder proposal regarding expensing stock options.	☐	☐	☐

4. Stockholder proposal for bylaw amendment regarding performance based equity compensation of senior executives.	☐	☐	☐

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Proposal 5: Oracle recommends a vote FOR Oracle’s proposal to amend the bylaws and appoint a new director.

FOR	AGAINST	ABSTAIN

5.      Oracle’s proposal (a) to amend PeopleSoft’s bylaws to provide that newly created directorships may only be filled by stockholder vote, (b) to increase the number of directors from 8 to 9 and (c) to elect Duke K. Bristow as a Class II Director to fill the 9th board seat if this proposal passes.

☐	☐	☐

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or their authorized officer. If a partnership, please sign in partnership name by authorized person. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the 2004 Annual Meeting of PeopleSoft, Inc. and any adjournment, postponement, continuation or rescheduling thereof, and hereby grants the proxies named on the front of this card the authority to vote in their discretion upon such other business as may properly come before the 2004 Annual Meeting or any adjournment, postponement, continuation or rescheduling thereof.

Signature:	Date:	Signature:	Date:

Title:		Title:

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